FOR IMMEDIATE RELEASE                            EXHIBIT 99.1

SELECT COMFORT CORPORATION TO ANNOUNCE
SECOND QUARTER RESULTS

Minneapolis - (July 6, 2016) - Select Comfort Corporation (NASDAQ: SCSS) will release results for the second quarter ended July 2, 2016, after close of the regular trading session on July 20, 2016.

Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EDT (4 p.m. CDT; 2 p.m. PDT) on July 20. To listen to the call, please dial (800) 593-9959 (international participants dial (517) 308-9340) and reference the passcode “Sleep.” To access the webcast, please visit the investor relations area of the Sleep Number website.

The webcast replay will remain available in the investor relations area of the company’s website for approximately 60 days.

About Select Comfort Corporation
Nearly 30 years ago, Sleep Number transformed the mattress industry with the idea that ‘one size does not fit all’ when it comes to sleep. Today, the company is the leader in sleep innovation and ranked “Highest in Customer Satisfaction with Mattresses” in 2015 by J.D. Power. As the pioneer in biometric sleep monitoring and adjustability, Sleep Number is proving the connection between quality sleep and health and wellbeing. Dedicated to individualizing sleep experiences, the company’s 3,300 employees are improving lives with innovative sleep solutions. To find better quality sleep visit one of our 500 U.S. Sleep Number® stores or SleepNumber.com.

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Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@selectcomfort.com
Media Contact: Susan Eich; (763) 551-6934; susan.eich@selectcomfort.com